AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of January 23, 2009 is by and between Pax World Funds Series Trust I, a Massachusetts business trust (the "Trust"), on behalf of its Pax World Value Fund series (the "Value Fund"), and the Trust, on behalf of its Pax World Balanced Fund series (the "Balanced Fund").

       The reorganization will consist of the transfer of all of the assets of the Value Fund attributable to each class of its shares to the Balanced Fund in exchange for shares of the corresponding class of the Balanced Fund (the "Acquisition Shares"), cash and the assumption by the Balanced Fund of certain of the liabilities of the Value Fund, and the distribution by the Value Fund of the Acquisition Shares to the shareholders of the Value Fund, all in liquidation of the Value Fund, all upon the terms and conditions set forth in this Agreement.

       In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.	TRANSFER OF ASSETS OF THE VALUE FUND IN EXCHANGE
FOR ASSUMPTION OF LIABILITIES, CASH AND ACQUISITION
SHARES AND LIQUIDATION OF THE VALUE FUND.

1.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,
1.1.1.	The Value Fund will sell, assign, convey, transfer and
deliver to the Balanced Fund, and the Balanced Fund will acquire all of the assets of the Value Fund as set forth in paragraph 1.2;

1.1.2.	The Balanced Fund will assume all of the Value
Fund's liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date (as defined in paragraph 1.2 hereof) (collectively, the "Obligations"), excluding those liabilities and obligations set forth on Schedule 1.1.2 hereto
(collectively, the "Excluded Obligations");

1.1.3.	The Balanced Fund will pay to the Value Fund an
amount of cash (the "Cash Amount") equal to $6,000; and

1.1.4.	The Balanced Fund will issue and deliver to the
Value Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition
Shares of the corresponding class (including fractional shares, if any) determined by dividing the value of such net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquisition Share of the corresponding class computed in the manner and as of the time and date set forth in paragraph 2.2. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

1.2.	The assets of the Value Fund to be sold, assigned, transferred and delivered to and acquired by the Balanced Fund shall consist of all assets and property of every kind and nature of the Value Fund, including, without limitation, cash, securities, dividends and interest receivable, receivables for shares sold and other rights that are owned by the Value Fund on the closing date provided in paragraph 3.1 (the "Closing Date") and any deferred or prepaid expenses, other than unamortized organizational expenses, shown as an asset on the books of the Value Fund on the Closing Date.

1.3.	At least 15 business days prior to the Valuation Date (as
defined in paragraph 2.1), the Value Fund will provide the Balanced Fund with a schedule of securities and other assets of the Value Fund.

1.3.1.	At least 10 business days prior to the Valuation Date,
the Balanced Fund will advise the Value Fund in writing of any investments of the Value Fund shown on such schedule that the Balanced Fund does not believe would be desirable for the Balanced Fund.
Under such circumstances, the Value Fund will, to the extent permissible, practicable and consistent with the Value Fund's investment objective and policies, dispose of such investments prior to the Valuation Date. Notwithstanding the foregoing, nothing herein will require the Value Fund to dispose of portfolio securities or other assets if, in the reasonable judgment of the Trust's board of trustees or the Value Fund's investment adviser, such disposition would not be in the best interests of the Value Fund.

1.3.2.	At least 5 business days prior to the Valuation Date,
the Balanced Fund will advise the Value Fund in writing of securities that the Balanced Fund believes would be desirable to acquire. The Value Fund will, to the extent permissible, practicable and consistent with the Value Fund's investment objective and policies, purchase such securities, with an aggregate value equal to at least 30% of the net asset value of the Value Fund (calculated on the Valuation Date), on or prior to the Valuation Date in transactions that will settle after the Closing Date. Notwithstanding the foregoing, nothing herein will require the Value
Fund to acquire investments if, in the reasonable judgment of the Trust's board of trustees or the Value
Fund's investment adviser, such acquisition or disposition would not be in the best interests of the Value Fund.

1.4.	As provided in paragraph 3.4, as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the Value Fund will liquidate and distribute pro rata to its shareholders of record of each class of its shares, determined as of the close of business on the Valuation Date (as defined in paragraph 2.1), the Acquisition Shares of the corresponding class received by the Value Fund pursuant to paragraph 1.1.
Such liquidation and distribution will be accomplished by (a) the satisfaction by the Value Fund of the Excluded Obligations and (b) the transfer of the Acquisition Shares then credited to the account of the Value Fund on the books of the Balanced
Fund to open accounts on the share records of the Balanced
Fund in the names of the Value Fund's shareholders and representing the respective pro rata number of Acquisition
Shares due such shareholders. The Balanced Fund shall not be obligated to issue certificates representing Acquisition Shares in connection with such exchange.

1.5.	With respect to Acquisition Shares distributable pursuant to paragraph 1.4 to a Value Fund shareholder holding a certificate or certificates for shares of the Value Fund, if any, on the Valuation Date, the Balanced Fund will not permit such shareholder to receive Acquisition Share certificates therefor, exchange such Acquisition Shares for shares of other investment companies, effect an account transfer of such Acquisition Shares or pledge or redeem such Acquisition
Shares until such Value Fund shareholder has surrendered all his or her outstanding certificates for Value Fund shares or, in the event of lost certificates, posted adequate bond.

1.6.	As soon as practicable after the Closing Date, the Value Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete dissolution under Massachusetts law. After the Closing Date, the Value Fund shall not conduct any business except in connection with its dissolution.

2.	VALUATION.

2.1.	For the purpose of article 1, the value of the Value Fund's net assets to be acquired by the Balanced Fund in exchange for Acquisition Shares hereunder shall be the value of such net assets computed as of the close of regular trading on the New
York Stock Exchange on the business day next preceding the Closing (such time and date being herein called the "Valuation
Date") using the valuation procedures set forth in the organizational documents of the Balanced Fund and the then current prospectus or prospectuses or statement or statements of additional information of the Balanced Fund (collectively, as amended or supplemented from time to time, the "Balanced
Fund Prospectus"), plus the positive amount of the Excluded
Obligations, less the Cash Amount, and shall be certified by the Value Fund.

2.2.	For the purpose of paragraph 2.1, the net asset value of an
Acquisition Share of each class of the Balanced Fund shall be the net asset value per share computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the organizational documents of the Balanced Fund and the Balanced Fund Prospectus.

3.	CLOSING AND CLOSING DATE.

3.1.	The Closing Date shall be February 23, 2009, or such other
date as the parties may agree. The Closing shall be held at the offices of Ropes & Gray LLP, One International Place,
Boston, Massachusetts 02110 (or such other place as the parties may agree), at such time as the parties may agree.

3.2.	The portfolio securities of the Value Fund shall be made
available by the Value Fund to the custodian for the Balanced Fund (the "Custodian") for examination no later than the fifth business day preceding the Valuation Date. On the Closing
Date, such portfolio securities and all the Value Fund's cash shall be delivered by the Value Fund to the Custodian for the account of the Balanced Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department's book-entry system or by the Depository Trust Company, Participants
Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940 (the "1940 Act") and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "State Street Bank and Trust Company, custodian for Pax World Balanced
Fund."

3.3.	The cash delivered by the Balanced Fund pursuant to
paragraph 1.1.3 shall be in the form of currency, wire or certified or official bank checks, payable to the order of "State
Street Bank and Trust Company, custodian for Pax World
Value Fund."

3.4.	In the event that on the Valuation Date (a) the New York
Stock Exchange or other primary trading market for portfolio securities of the Value Fund (each, an "Exchange") shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Value Fund or the Balanced Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days after the Valuation Date, this Agreement may be terminated by either the Value Fund or the Balanced Fund upon the giving of written notice to the other party.

3.5.	At the Closing, the Value Fund or its transfer agent shall
deliver to the Balanced Fund or its designated agent a list of the names and addresses of the Value Fund's shareholders and the number of outstanding shares of each class of the Value
Fund owned by each Value Fund shareholder, all as of the close of business on the Valuation Date, certified by any Vice President, Secretary or Assistant Secretary of the Value Fund.
The Balanced Fund will provide to the Value Fund evidence satisfactory to the Value Fund that the Acquisition Shares issuable pursuant to paragraph 1.1 have been credited to the Value Fund's account on the books of the Balanced Fund. On the Liquidation Date, the Balanced Fund will provide to the Value Fund evidence satisfactory to the Value Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the Value Fund's shareholders as provided in paragraph 1.4.

3.6.	At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and dissolution contemplated by article 1.


4.	REPRESENTATIONS AND WARRANTIES.

4.1.	The Trust, on behalf of the Value Fund, represents and
warrants the following as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

4.1.1.	The Trust is a Massachusetts business trust that is
duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

4.1.2.	The Trust is a duly registered investment company
classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Value Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Trust and the 1940 Act;

4.1.3.	The Trust is not in violation in any material respect
of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the Value Fund, is a party or by which the Trust, on behalf of the Value Fund, is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

4.1.4.	The Value Fund has no material contracts or other
commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) that if terminated may result in material liability to the Value Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Value Fund other than (i) payments in respect of Excluded Obligations and (ii) payments relating to the acquisition of securities pursuant to paragraph 1.3 hereof;

4.1.5.	To the knowledge of the Trust, except as has been
disclosed in writing to the Balanced Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Value Fund, any of its properties or assets, or any person whom the Value Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

4.1.6.	The statement of assets and liabilities, the statement
of operations, the statement of changes in net assets, and the schedule of investments of the Value Fund, as of the last day of and for its most recently completed fiscal year, audited by Ernst & Young, LLP, and an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for the semiannual period following the most recently completed fiscal year, copies of which have been furnished to the Balanced Fund, fairly reflect the financial condition and results of operations of the Value Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Value Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above, those incurred in the ordinary course of its business since the last day of such fiscal year or those incurred in connection with the acquisition of securities pursuant to paragraph 1.3 hereof;

4.1.7.	Since the last day of the Value Fund's most recently
completed fiscal year, there has not been any material adverse change in the Value Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Value Fund of indebtedness, except as disclosed in writing to the Balanced Fund. For the purposes of this paragraph
4.1.7, distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

4.1.8.	As of the Closing Date, all federal and other tax
returns and reports of the Value Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof, except for amounts that alone and in the aggregate would not reasonably be expected to have a material adverse effect. All of the Value
Fund's tax liabilities will have been adequately provided for on its books. To the best of the Value
Fund's knowledge, the Value Fund will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and the Value
Fund will not be under audit by the Internal Revenue
Service or by any state or local tax authority for taxes in excess of those already paid;

4.1.9.	The Value Fund meets the requirements of
subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code, and will continue meeting such requirements at all times through the Closing Date. The Value Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Value Fund is in compliance in all material respects with applicable regulations of the Internal Revenue
Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder;

4.1.10.	All issued and outstanding shares of the Value Fund
are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable
(except as set forth in the Value Fund's then current prospectus or prospectuses or statement or statements of additional information (collectively, as amended or supplemented from time to time, the "Value Fund
Prospectus")) by the Value Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of beneficial interest of the Value
Fund are outstanding and none will be outstanding on the Closing Date;

4.1.11.	The Value Fund's investment operations from
inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Value
Fund Prospectus, except as previously disclosed in writing to the Balanced Fund;

4.1.12.	The execution, delivery and performance of this
Agreement has been duly authorized by the Trustees of the Trust, and this Agreement will constitute the valid and binding obligation of the Trust, on behalf of the Value Fund, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

4.1.13.	The Acquisition Shares to be issued to the Value
Fund pursuant to article 1 will not be acquired for the purpose of making any distribution thereof other than to the Value Fund's shareholders as provided in paragraph 1.4;

4.1.14.	No consent, approval, authorization or order of any
court or governmental authority is required for the consummation by the Value Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange
Act of 1934, as amended (the "1934 Act"), the 1940
Act and state securities or "Blue Sky" laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

4.1.15.	At the Closing Date, the Value Fund will have good
and marketable title to its assets to be transferred to the Balanced Fund pursuant to paragraph 1.1 and will have full right, power and authority to sell, assign, convey, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Value Fund to be transferred to the Balanced
Fund pursuant to this Agreement. At the Closing
Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the Balanced Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Balanced Fund.
As used in this Agreement, the term "Investments" shall mean the Value Fund's investments shown on the schedule of its investments as of the date of its most recently completed fiscal year, referred to in subparagraph 4.1.6 hereof, as supplemented with such changes in the portfolio as the Value Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date; and

4.1.16.	No registration of any of the Investments would be
required if they were, as of the time of such transfer, the subject of a public distribution by either of the Balanced Fund or the Value Fund, except as previously disclosed by the Value Fund to the Balanced Fund.

4.2.	The Trust, on behalf of the Balanced Fund, represents and
warrants the following as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

4.2.1.	The Trust is a Massachusetts business trust that is
duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

4.2.2.	The Trust is a duly registered investment company
classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Balanced Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Trust and the 1940 Act;

4.2.3.	The Balanced Fund Prospectus conforms in all
material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Balanced Fund is a party that are not referred to in such Prospectus or in the registration statement of which it is a part;

4.2.4.	At the Closing Date, the Balanced Fund will have
good and marketable title to its assets;

4.2.5.	To the knowledge of the Trust, except as has been
disclosed in writing to the Value Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Balanced Fund, any of its properties or assets, or any person whom the Balanced Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Balanced Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

4.2.6.	The statement of assets and liabilities, the statement
of operations, the statement of changes in net assets, and the schedule of investments of the Balanced
Fund, as of the last day of and for its most recently completed fiscal year, audited by Ernst & Young, LLP, and an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for the semiannual period following the most recently completed fiscal year, copies of which have been furnished to the Value Fund, fairly reflect the financial condition and results of operations of the Balanced Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Balanced Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets referred to above or those incurred in the ordinary course of its business since the last day of the Balanced Fund's most recently completed fiscal year;

4.2.7.	Since the last day of the Balanced Fund's most
recently completed fiscal year, there has not been any material adverse change in the Balanced Fund's financial condition, assets, liabilities or business
(other than changes occurring in the ordinary course of business), or any incurrence by the Balanced Fund of indebtedness, except as disclosed in writing to the Value Fund. For the purposes of this paragraph 4.2.7, distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

4.2.8.	As of the Closing Date, all federal and other tax
returns and reports of the Balanced Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or any assessments received shall have been paid, or provisions shall have been made for the payment thereof. All of the Balanced Fund's tax liabilities will have been adequately provided for on its books. To the best of the Balanced Fund's knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

4.2.9.	The Balanced Fund has met the requirements of
subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date. The Balanced Fund has not at any time since its inception been liable for, nor is it now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code. The
Balanced Fund is in compliance in all material respects with applicable regulations of the Internal
Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder;

4.2.10.	The authorized capital of the Balanced Fund consists
of an unlimited number of shares of beneficial interest. All issued and outstanding shares of the Balanced Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Balanced Fund Prospectus) by the Balanced Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of beneficial interest of the Balanced Fund are outstanding and none will be outstanding on the Closing Date;

4.2.11.	The Balanced Fund's investment operations from
inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Balanced
Fund Prospectus;

4.2.12.	The execution, delivery and performance of this
Agreement have been duly authorized by all necessary action on the part of the Balanced Fund, and this Agreement constitutes the valid and binding obligation of the Balanced Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

4.2.13.	The Acquisition Shares to be issued and delivered to
the Value Fund pursuant to the terms of this Agreement will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Balanced Fund, and will be fully paid and non-assessable (except as set forth in the Balanced Fund Prospectus) by the Balanced Fund, and no shareholder of the Balanced
Fund will have any preemptive right of subscription or purchase in respect thereof; and

4.2.14.	No consent, approval, authorization or order of any
court or governmental authority is required for the consummation by the Balanced Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934
Act, the 1940 Act and state securities or "Blue Sky" laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

5.	COVENANTS OF THE VALUE FUND AND THE BALANCED
FUND.

The Value Fund and the Balanced Fund hereby covenant and agree as follows:

5.1.	The Value Fund and the Balanced Fund each will operate its
business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions and any other distribution that may be advisable.

5.2.	The Balanced Fund will advise the Value Fund promptly if at
any time prior to the Closing Date the assets of the Value
Fund include any securities that the Balanced Fund is not permitted to acquire.

5.3.	Subject to the provisions of this Agreement, the Value Fund
and the Balanced Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party's obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.4.	The Balanced Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or "Blue Sky" laws as it may deem appropriate in order to continue its operations after the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VALUE
FUND.

The obligation of the Value Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Balanced Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.	The Balanced Fund shall have delivered to the Value Fund a
certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Value Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Balanced Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Balanced Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2.	The Value Fund shall have received a favorable opinion of
Ropes & Gray LLP, dated the Closing Date and in a form satisfactory to the Value Fund, to the following effect:

6.2.1.	The Trust is a Massachusetts business trust duly
organized and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Balanced
Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940
Act and the Declaration of Trust and Bylaws of the Trust;

6.2.2.	This Agreement has been duly authorized, executed
and delivered on behalf of the Balanced Fund and, assuming the due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Value Fund, is the valid and binding obligation of the Balanced Fund enforceable against the Balanced
Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

6.2.3.	The Balanced Fund has the power to assume the
liabilities to be assumed by it hereunder and upon consummation of the transactions contemplated hereby the Balanced Fund will have duly assumed such liabilities;

6.2.4.	The Acquisition Shares to be issued for transfer to the
Value Fund's shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares in the Balanced Fund, and no shareholder of the Balanced Fund has any preemptive right of subscription or purchase in respect thereof;

6.2.5.	The execution and delivery of this Agreement did
not, and the performance by the Balanced Fund of its obligations hereunder will not, violate the Balanced
Fund's organizational documents, or any provision of any agreement known to such counsel to which the Balanced Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Balanced Fund is a party or by which it is bound;

6.2.6.	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or governmental authority is required for the consummation by the Balanced Fund of the transactions contemplated by this Agreement except such as may be required under state securities or "Blue Sky" laws or such as have been obtained;

6.2.7.	The Trust is registered with the Securities and
Exchange Commission as an investment company under the 1940 Act; and

6.2.8.	To the knowledge of such counsel, except as has
been disclosed in writing to the Value Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Balanced Fund or any of its properties or assets or any person whom the Value Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Balanced Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated hereby.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
BALANCED FUND.

The obligations of the Balanced Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Value Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.	The Value Fund shall have delivered to the Balanced Fund a
certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Balanced Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Value Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Value Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.	The Balanced Fund shall have received a favorable opinion of
Ropes & Gray LLP dated the Closing Date and in a form satisfactory to the Balanced Fund, to the following effect:

7.2.1.	The Trust is a Massachusetts business trust duly
organized and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Value Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940
Act and the Declaration of Trust and Bylaws of the Trust;

7.2.2.	This Agreement has been duly authorized, executed
and delivered on behalf of the Value Fund and, assuming the due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Balanced Fund, is the valid and binding obligation of the Value Fund enforceable against the Value Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

7.2.3.	The Value Fund has the power to sell, assign,
convey, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Value
Fund will have duly transferred such assets to the Balanced Fund;

7.2.4.	The execution and delivery of this Agreement did
not, and the performance by the Value Fund of its obligations hereunder will not, violate the Value
Fund's organizational documents or any provision of any agreement known to such counsel to which the Value Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Value Fund is a party or by which it is bound;

7.2.5.	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or governmental authority is required for the consummation by the Value Fund of the transactions contemplated by this Agreement, except such as have been obtained;

7.2.6.	The Trust is registered with the Securities and
Exchange Commission as an investment company under the 1940 Act; and

7.2.7.	To the knowledge of such counsel, except as has
been disclosed in writing to the Balanced Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Value Fund or any of its properties or assets or any person whom the Balanced Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Value Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated thereby.

7.3.	The custodian of the Value Fund shall have delivered to the
Balanced Fund a certificate identifying all of the assets of the Value Fund held by such custodian as of the Valuation Date.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE VALUE FUND AND THE BALANCED FUND.

The respective obligations of the Value Fund and the Balanced Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1.	On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

8.2.	All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities
(including those of the Securities and Exchange Commission and of state "Blue Sky" and securities authorities) deemed necessary by the Value Fund or the Balanced Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Value Fund or the Balanced Fund.

8.3.	At any time prior to the Closing, any of the foregoing
conditions of this Agreement may be waived by the board of trustees of the Trust if, in its judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Value Fund or the Balanced Fund.

9.	BROKERAGE FEES AND EXPENSES.

9.1.	The Value Fund and the Balanced Fund each represents and
warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2.	All expenses of the transactions contemplated by this
Agreement and incurred by a Fund shall be borne by that Fund.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.	The Value Fund and the Balanced Fund each agree that
neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2.	The representations, warranties and covenants contained in
this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs
1.1, 1.2, 1.4, 1.5, 1.6, 3.4, 5.4, 9, 10, 13 and 14.

11.	TERMINATION.

11.1.	This Agreement may be terminated at any time by the Trust.

11.2.	If for any reason the transactions contemplated by this
Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

12.	AMENDMENTS.

       This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Value Fund and Balanced Fund.

13.	NOTICES.

       Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Value Fund or the Balanced Fund at 30 Penhallow Street, Suite 400, Portsmouth, NH 03801,
Attention: Secretary.



14.	HEADINGS; COUNTERPARTS; GOVERNING LAW;
ASSIGNMENT; NON- RECOURSE.

14.1.	The article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.

14.3.	This Agreement shall be governed by and construed in
accordance with the domestic substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

14.4.	This Agreement shall bind and inure to the benefit of the
parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5.	A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and properties of the applicable Fund.




       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument by its President, a Vice President or Treasurer and attested by its Secretary or Assistant Secretary.

PAX WORLD FUNDS
SERIES TRUST I,
on behalf of the Value
Fund


	By:	/s/ Joseph Keefe

	Name:	Joseph Keefe
	Title:	President

			ATTEST:


			By:	/s/ Maureen Conley

			Name:	Maureen Conley
			Title:	Secretary


PAX WORLD FUNDS
SERIES TRUST I,
on behalf of the Balanced
Fund


	By:	/s/ Joseph Keefe

	Name:	Joseph Keefe
	Title:	President

			ATTEST:


			By:	/s/ Maureen Conley

			Name:	Maureen Conley
	Title:	Secretary



IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument by its President, a Vice President or Treasurer and attested by its Secretary or Assistant Secretary.

PAX WORLD FUNDS
SERIES TRUST I,
on behalf of the Value
Fund


	By:	/s/ Joseph Keefe

	Name:	Joseph Keefe
	Title:	President

			ATTEST:


			By:	/s/ Maureen Conley

			Name:	Maureen Conley
			Title:	Secretary


PAX WORLD FUNDS
SERIES TRUST I,
on behalf of the Balanced
Fund


	By:	/s/ Joseph Keefe

	Name:	Joseph Keefe
	Title:	President

			ATTEST:


			By:	/s/ Maureen Conley

       			Name:	Maureen Conley


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument by its President, a Vice President or Treasurer and attested by its Secretary or Assistant Secretary.

PAX WORLD FUNDS
SERIES TRUST I,
on behalf of the Value
Fund


	By:	/s/ Joseph Keefe

	Name:	Joseph Keefe
	Title:	President

			ATTEST:


			By:	/s/ Maureen Conley

			Name:	Maureen Conley
			Title:	Secretary


PAX WORLD FUNDS
SERIES TRUST I,
on behalf of the Balanced
Fund


	By:	/s/ Joseph Keefe

	Name:	Joseph Keefe
	Title:	President

			ATTEST:


			By:	/s/ Maureen Conley

			Name:	Maureen Conley



Schedule 1.1.2


Excluded Obligations


1.	Transfer agency fees in the amount of $4,379.84, payable to PNC
Global Investment Servicing.

2.	Investment advisory fees in the amount of $1,620.16, payable to Pax
World Management Corp.

	-2-



58